                                                                     EXHIBIT 3.4

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TWINLAB CORPORATION


                         Pursuant to Section 245 of the
                            General Corporation Law
                            of the State of Delaware


          Twinlab Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

          1. The Company was originally incorporated under the name "TLG Laboratories Holding Corp." The present name of the Company is Twinlab Corporation.

          2. That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on the 27th day of February, 1996. An Amended and Restated Certificate of Incorporation was filed on the 6th day of May, 1996 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on the 7th day of June 1996.

          3. That this Second Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Company, as heretofore amended.

          4. That the text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

               FIRST:    The name of the Company is Twinlab Corporation.

               SECOND:   The address of the registered office of the Company in
Delaware is 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent of the Company at such address is The Prentice-Hall Corporation System, Inc., New Castle County.

               THIRD:    The purpose of the Company is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

               FOURTH:   The total number of shares of all classes of stock
which the Company shall have authority to issue is seventy-seven million (77,000,000) of which two million (2,000,000) shall be designated Preferred Stock, par value $.01 per share (hereinafter the "Preferred Stock"), and seventy-five million (75,000,000) shall be designated Common Stock, par value $1.00 per share (hereinafter the "Common Stock").

A. AUTHORITY OF BOARD OF DIRECTORS TO FIX DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SHARES OF PREFERRED STOCK NOT FIXED HEREBY.

     Shares of Preferred Stock may be issued from time to time, in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, designations and preferences and the relative, participating, optional or other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors hereby is expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers, designations and preferences, the relative, participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (a) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or any other class or classes of stock of the Company and whether such dividends shall be cumulative or non-cumulative;

          (c) the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange;

          (d) whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

          (e) the terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series;

          (f) the restrictions, if any, on the issuance of shares of the same or any other class or classes or of any series of the same or any other class or classes of stock of the Company;

          (g) the rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Company; and

          (h) the voting powers, if any, of the holders of such series of Preferred Stock which, without limiting the generality of the foregoing, may be equal to, more than or less than one vote per share and may include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, or, together with any other class or classes or series of any other class or classes of stock of the Company, to elect one or more directors of the Company if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

B. STATEMENT OF LIMITATIONS, RELATIVE RIGHTS AND POWERS IN RESPECT OF COMMON STOCK.

     1. Subject to the provisions of Paragraph D of this Article FOURTH, after the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article Fourth), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     2. Subject to the provisions of Paragraph D of this Article FOURTH, after distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph A of this Article Fourth), shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

     3. Except as may otherwise be required by law, by the provisions of this Article FOURTH or by the provisions of such resolution or resolutions as may be adopted by the

Board of Directors pursuant to the provisions of Paragraph A of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

C.   OTHER PROVISIONS.

     1. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as set forth in Paragraph D of this Article Fourth or as may be fixed from time to time by the Board of Directors in such resolution or resolutions as may be adopted pursuant to authority granted in Paragraph A of this Article FOURTH and, except as provided in Paragraph D of this Article Fourth, the consent, by class or series vote or otherwise, of the holders of each of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     2. Subject to the provisions of this Paragraph C and of Paragraph D of this Article Fourth, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Company shall determine, for such consideration and upon such terms as the Board of Directors may determine, provided, however, that, so long as any shares of Senior Preferred Stock or Junior Preferred Stock (as each such term is defined in the introduction to Paragraph D of this Article FOURTH) are outstanding, no shares of any other series of Preferred Stock may be authorized or issued.

     3. Shares of Common Stock may be issued from time to time as the Board of Directors of the Company shall determine, for such consideration and upon such terms as the Board of Directors may determine.

     4. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote thereon.

D.   ISSUED AND OUTSTANDING PREFERRED STOCK.

        The Company has issued the following series of Preferred Stock:

               (i) 14% Senior Cumulative Preferred Stock (the "Senior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 156,410 authorized shares; and

               (ii) 11.25% Junior Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 140,090 authorized shares;

     each of the foregoing series of Preferred Stock having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in this Article FOURTH as follows:

     1.   DESIGNATIONS OF THE COMPANY'S 14% SENIOR CUMULATIVE PREFERRED STOCK.

          Capitalized terms used in this Section 1 and not expressly defined in the text of this Section 1 shall have the meanings set forth in paragraph (l) of this Section 1 of this Paragraph D.

          (a)  Designations.

               Pursuant to the terms of the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation, the Company created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "14% Senior Cumulative Preferred Stock." The number of shares constituting such series shall be 156,410 shares of Senior Preferred Stock, consisting of an initial issuance of 30,000 shares of Senior Preferred Stock plus additional shares of Senior Preferred Stock which may be issued to pay dividends on the Senior Preferred Stock if the Company elects to pay dividends in additional shares of Senior Preferred Stock (in lieu of cash). The liquidation preference of the Senior Preferred Stock shall be $1,000 per share.

          (b)  Rank.

               The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock of the Company, including the Junior Preferred Stock, now or hereafter created (collectively referred to with the common stock of the Company as "Junior Securities"). The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"), provided that any such Parity Securities that were not approved by the Holders of Senior Preferred Stock in accordance with paragraph (f)(ii)(A) of this Section 1 shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to each class of capital stock or series of preferred stock of the Company hereafter created which has been approved by the Holders of Senior Preferred Stock in accordance with paragraph (f)(ii)(B) of this Section 1 and which expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Company ("Senior Securities").

          (c)  Dividends.

               (i) Beginning on the date of issuance of shares of the Senior Preferred Stock, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Senior Preferred Stock, at a rate per annum equal to 14% of the liquidation preference per share of the Senior Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of the Senior Preferred Stock, provided that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent); it being understood that dividends shall begin to accrue from such Dividend Payment Date on such additional shares of Senior Preferred Stock whether such additional shares of Senior Preferred Stock are issued on such date or any later date or are never issued. The payment by the Company in such additional shares of Senior Preferred Stock shall constitute full payment of such dividend. Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable to the Holders of Senior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to pay any dividend on the Senior Preferred Stock in cash shall be made by decision of a majority of the Disinterested Directors; provided, however, that the declaration and payment of cash dividends on the Senior Preferred Stock shall be subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor. Dividends shall cease to accrue in respect of shares of the Senior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption.

               (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) of this Section 1 shall be paid pro rata to the Holders thereof entitled thereto.

               (iii) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) of this Section 1 may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of Senior Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

               (iv) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Senior Preferred Stock and such Parity Securities. So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

               (v) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not (A) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (B) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (C) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case referred to in clause (A), (B) or (C) of this paragraph (c)(v) full cumulative dividends determined in accordance herewith have been paid in full on the Senior Preferred Stock and the action does not violate the provisions of paragraph (f)(ii)(D) of this Section 1.

               (vi) Dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          (d)  Liquidation Preference.

               (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Senior Preferred Stock (the "liquidation preference"), plus an amount in cash equal to accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, Junior Preferred Stock or common stock of the

          Company. Except as provided in the preceding sentence, Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and the holders of all outstanding Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

               (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

          (e)  Redemption.

               (i)    Optional Redemption

                      (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) of this Section 1, any or all of the shares of the Senior Preferred Stock, at a redemption price equal to 100% of the liquidation preference per share plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption
               Date), provided that no optional redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Senior Preferred Stock under, a Change of Control Offer in accordance with the provisions of paragraph (g) of this Section 1 and provided, further, that no optional redemption of only a portion of the then outstanding shares of Senior Preferred Stock shall be authorized or made at any time when full cumulative dividends on the Senior Preferred Stock for all past Dividend Periods have not been declared and paid in full. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to redeem, at the option of the Company, any shares of Senior

               Preferred Stock shall be made by decision of a majority of the Disinterested Directors.

                      (B) In the event of a redemption pursuant to paragraph (e)(i)(A) of this Section 1 of only a portion of the then outstanding shares of the Senior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Senior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

               (ii) Mandatory Redemption. On May 1, 2007, the Company shall redeem, from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) of this Section 1, all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

               (iii)  Procedures for Redemption.

                      (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice of redemption (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) of this Section 1; (2) the redemption price; (3) whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed; (4) the number of shares of Senior Preferred Stock held by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

                      (B) Each Holder of Senior Preferred Stock shall surrender to the Company the certificate or certificates representing his shares of Senior Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

                      (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the shares of Senior Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

          (f)  Voting Rights.

               (i) The Holders of shares of the Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (f)(ii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                      (ii)    (A)   So long as any shares of the Senior
               Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Senior Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, all shares of Senior Preferred Stock then outstanding.

                      (B) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                      (C) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) amend, alter or repeal any of the provisions of the Certificate of Incorporation or By-laws of the Company or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Senior Preferred Stock or of the holders thereof as such, (2) issue any additional shares of Senior Preferred Stock (other than in payment of dividends on the Senior Preferred Stock) or (3) consolidate or merge with or into (whether or not the Company is the surviving or resulting entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company (or of the Company and its Subsidiaries, taken as a whole) in one or more related transactions, to another corporation, Person or entity unless
               (x) all outstanding shares of Senior Preferred Stock will be redeemed upon consummation of such transaction or (y) (I) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (II) the Senior Preferred Stock shall (q) be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same preferences, powers, rights and privileges that the Senior Preferred Stock had immediately prior to such transaction or (r) if the Company is the surviving corporation in such transaction, remain outstanding with the same preferences, powers, rights and privileges as it had immediately prior to such transaction; and
               (III) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (without giving effect to any purchase accounting adjustments related to such transaction). Notwithstanding the foregoing, the mergers of Twin Laboratories Inc., Alvita Products, Inc., Twinlab Specialty Corporation, Twinlab Export Corp., and B. Bros. Realty Corporation into Natur-Pharma Inc., and the merger of Advanced Research Press, Inc. with Natur-Pharma II Inc., a wholly-owned subsidiary of Natur- Pharma Inc. (collectively, the "Mergers"), in each case in connection with the consummation of the Stock Purchase and Sale Agreement, dated as of March 5, 1996, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, TLG Laboratories Holding Corp., Natur-Pharma Inc., and Green Equity Investors II, L.P., shall be permitted. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Section 1.

                      (D) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends or distributions in Junior Securities to the holders of Junior Securities) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options. Notwithstanding the foregoing provisions of this clause (D), the Company may, without the approval of the Holders of the Senior Preferred Stock, but subject to the provisions of paragraph (c)(v) of this
               Section 1, (1) pay in cash the amount payable as dividends on shares of Junior Preferred Stock on any Dividend Payment Date if the entire amount of the dividends payable on the Senior Preferred Stock on such Dividend Payment Date is also paid in cash and/or (2) pay a dividend or distribution on Junior Securities in shares of the capital stock of Advanced Research Press, Inc., a New York corporation.

                      (E) So long as any shares of the Senior Preferred Stock are outstanding, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, neither the Company nor any of its Subsidiaries shall enter into any transaction which violates the provisions of the first sentence, or clause (2) of the second sentence, of Section
               4.9 (Limitation on Transactions with Affiliates) of the Indenture governing the 10 1/4% Senior Subordinated Notes of Twin Laboratories Inc., as such Indenture is in effect on the Preferred Stock Issue Date.

                      (F)     Except as set forth in paragraphs (f)(ii))(A),
               (f)(ii)(B) and (f)(ii)(C) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class or series, including any preferred stock, shall not in either case require the consent of Holders of Senior Preferred Stock and shall not in either case, unless not complying with paragraphs
               (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock.

               (iii) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph
          (f) or pursuant to Delaware law, each Holder of shares of the Senior Preferred Stock shall, except as provided in paragraph (f)(iv) below, be entitled to one vote for each share of Senior Preferred Stock held.

               (iv) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph
          (f), shares of Senior Preferred Stock beneficially owned by Green Equity Investors II, L.P. ("GEI"), David Blechman, Jean Blechman, any of the Blechman Brothers, or any of their respective affiliates or any other affiliate of the Company shall not be entitled to be voted and, for purposes of this paragraph (f), shall not be deemed to be outstanding; provided, however, that, for purposes of this paragraph
          (f)(iv), no Person shall be deemed to be an affiliate of GEI or of the Company solely by reason of the fact that such Person is a limited partner of GEI.

          (g)  Change of Control Offer.

               Subject to contractual and other restrictions thereon, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Senior Preferred Stock to repurchase any or all of such Holder's shares of Senior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof, plus, without duplication, an amount equal to all accrued and unpaid dividends thereon (including an amount equal to the prorated dividend for the period from the Dividend Payment Date immediately prior to the date of repurchase to the date of repurchase), if any, to the date of repurchase (the "Change of Control Payment").

               (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Senior Preferred Stock stating:
          (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all shares of Senior Preferred Stock duly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accrue dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, dividends on all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue on the Change of Control Payment Date; (5) that Holders electing to have any shares of Senior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Senior Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Senior Preferred Stock are being repurchased only in part will be issued new shares of Senior Preferred Stock equal in liquidation preference to the unpurchased portion of the shares of Senior Preferred Stock surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in liquidation preference or an integral multiple thereof.

               (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, and (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Senior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Senior Preferred Stock equal in liquidation preference to any unpurchased portion of such shares surrendered by such Holder, if any; provided, that each such certificate shall represent shares having a liquidation preference of $1,000 or an integral multiple thereof. The Company shall announce to its stockholders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

     (h)  Conversion or Exchange.

          The Holders of shares of Senior Preferred Stock shall not have any rights or obligations to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company or any other securities of the Company.

     (i)  Preemptive Rights.

          No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     (j)  Reissuance of Senior Preferred Stock.

          Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and, subject to the provisions of paragraph (f) of this Section 1, may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that such shares may not in any event be reissued as Senior Preferred Stock (other than in payment of dividends on Senior Preferred Stock).

     (k)  Business Day.

          If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (l)  Definitions.

          As used in this Section 1, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

          "Blechman Brothers" means Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Certificate of Incorporation" means the Company's Certificate of Incorporation.

          "Change of Control" means (i) any merger or consolidation of New Twin or the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either New Twin or the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group," other than any Excluded Person or Excluded Persons, is or becomes the "beneficial owner" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" other than an Excluded Person or Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of New Twin then outstanding normally entitled to vote in elections of directors, provided that any "person or "group" will be deemed to "beneficially own" any Capital Stock of New Twin held by the Company so long as such person or group "beneficially owns," directly or indirectly, in the aggregate a majority of the Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Merger Date, individuals who at the beginning of any such 12-month period constituted the board of directors of either New Twin or the Company (together, in each case, with any new directors whose election by such board or whose nomination for election by the shareholders of New Twin was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of New Twin or the Company then in office, as applicable.

          "Company" means this corporation.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the balance sheet of such Person and its consolidated Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is a Junior Security, determined in accordance with GAAP.

          "Disinterested Directors" means directors who are not Affiliates of LGP or Persons designated by GEI and its Affiliates pursuant to the

     Stockholders Agreement among GEI, the Blechman Brothers, Stephen Welling and the Company as in effect on the Preferred Stock Issue Date.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to May 1, 2007.

          "Dividend Payment Date" means each February 1, May 1, August 1 and November 1 following the Preferred Stock Issue Date.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Excluded Person" means collectively or individually Green Equity Investors II, L.P., David Blechman, Jean Blechman and the Blechman Brothers, and their respective Related Parties.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Holder" means a Person in whose name a share of Senior Preferred Stock is registered.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Junior Preferred Stock" means the Company's 11.25% Junior Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 140,090 shares.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

          "LGP" means Leonard Green & Partners, L.P.

          "Merger Date" means the date of the consummation of the Mergers.

          "New Twin" means Natur-Pharma Inc. (to be renamed Twin Laboratories Inc.), as such entity will exist from and after the consummation of the Mergers.

          "Outside Directors" means directors other than the Blechman Brothers, their parents or their descendants who are not officers or employees of the Company or of any of its Subsidiaries.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Company under this Section 1.

          "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1, and November 1 and ending on the day before the following Dividend Payment Date.

          "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

          "Related Party" means (i) with respect to any Excluded Person, (A) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and (ii) only with respect to Green Equity Investors II, L.P. (and in addition to the persons described in the foregoing clause (i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof. For the purposes of this definition "control" of any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "SEC" means the Securities and Exchange Commission.

          "Senior Preferred Stock" means the Company's 14% Senior Cumulative Preferred Stock.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

          "Voting Stock" of any Person means the Capital Stock of such Person with voting power, under ordinary circumstances, to elect directors of such Person.

     (m)  Application of Definitions.

          The definitions of terms in this Section 1 shall apply solely to such terms as used in this Section 1.

2.   DESIGNATIONS OF THE COMPANY'S 11.25% JUNIOR CUMULATIVE PREFERRED STOCK.

          Capitalized terms used in this Section 2 and not expressly defined in the text of this Section 2 shall have the meanings set forth in paragraph
     (l) of this Section 2 of this Paragraph D.

     (a)  Designations.

          Pursuant to the terms of the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation, the Company created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "11.25% Junior Cumulative Preferred Stock." The number of shares constituting such series shall be 140,090 shares of Junior Preferred Stock, consisting of an initial issuance of 37,000 shares of Junior Preferred Stock plus additional shares of Junior Preferred Stock which may be issued to pay dividends on the Junior Preferred Stock if the Company pays dividends in additional shares of Junior Preferred Stock (in lieu of cash). The liquidation preference of the Junior Preferred Stock shall be $1,000 per share.

     (b)  Rank.

          The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock of the Company hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"). The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"), provided that any such Parity Securities that were not approved by the Holders of Junior Preferred Stock in accordance with paragraph (f)(ii)(A) of this Section 2 shall be deemed to be Junior Securities and not Parity Securities. The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to the Senior Preferred Stock and to each class of capital stock or series of preferred stock of the Company hereafter created which has been approved by the Holders of Junior Preferred Stock in accordance with paragraph
     (f)(ii)(B) of this Section 2 and which expressly provides that it ranks senior to the Junior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the Senior Preferred Stock as "Senior Securities").


     (c)  Dividends.

               (i) Beginning on the date of issuance of shares of the Junior Preferred Stock, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Junior Preferred Stock, at a rate per annum equal to 11.25% of the liquidation preference per share of the Junior Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of the Junior Preferred Stock, provided that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Junior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent); it being understood that dividends shall begin to accrue from such Dividend Payment Date on such additional shares of Junior Preferred Stock whether such additional shares of Junior Preferred

          Stock are issued on such date or any later date or are never issued. The payment by the Company in such additional shares of Junior Preferred Stock shall constitute full payment of such dividend. Each distribution in the form of a dividend (whether in cash or in additional shares of Junior Preferred Stock) shall be payable to the Holders of Junior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to pay any dividend on the Junior Preferred Stock in cash shall be made by decision of a majority of the Disinterested Directors; provided, however, that the declaration and payment of cash dividends on the Junior Preferred Stock shall be subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor. Dividends shall cease to accrue in respect of shares of the Junior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption. Notwithstanding the foregoing provisions of this paragraph (c)(i), so long as any shares of Senior Preferred Stock are outstanding, no dividends on the Junior Preferred Stock shall be paid in cash except to the extent permitted by the provisions of Section 1 of Part A of this Article FOURTH.

               (ii) All dividends paid with respect to shares of the Junior Preferred Stock pursuant to paragraph (c)(i) of this Section 2 shall be paid pro rata to the Holders thereof entitled thereto.

               (iii) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) of this Section 2 may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of Junior Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

               (iv) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Junior Preferred Stock and such Parity Securities. So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any company or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

               (v) So long as any shares of Junior Preferred Stock are outstanding, the Company shall not (A) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (B) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (C) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case referred to in clause (A), (B) or (C) of this paragraph (c)(v) full cumulative dividends determined in accordance herewith have been paid in full on the Junior Preferred Stock and the action does not violate the provisions of paragraph (f)(ii)(D) of this Section 2.

               (vi) Dividends payable on shares of the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          (d)  Liquidation Preference.

               (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the provisions of Section 1(d) of Part A of this Article FOURTH, the Holders of shares of Junior

          Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Junior Preferred Stock (the "liquidation preference"), plus an amount in cash equal to accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and the holders of all outstanding Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

               (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more companies or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

          (e)  Redemption.

               (i)    Optional Redemption

                      (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) of this Section 2, any or all of the shares of the Junior Preferred Stock, at a redemption price equal to 100% of the liquidation preference per share plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption
               Date), provided that no optional redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Junior Preferred Stock under, a Change of Control Offer in accordance with the provisions of paragraph (g) of this
               Section 2 and provided, further, that no optional redemption of only a portion of the then outstanding shares of Junior Preferred Stock shall be authorized or made at any time when full cumulative dividends on the Junior Preferred Stock for all past Dividend Periods have not been declared and paid in full. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to redeem, at the option of the Company, any shares of Junior Preferred Stock shall be made by decision of a majority of the Disinterested Directors.

                      (B) In the event of a redemption pursuant to paragraph (e)(i)(A) of this Section 2 of only a portion of the then outstanding shares of the Junior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Junior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

               (ii) Mandatory Redemption. On May 1, 2008, the Company shall redeem from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) of this Section 2, all of the shares of the Junior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).


               (iii)  Procedures for Redemption.

                      (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice of redemption (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Junior Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) of this Section 2; (2) the redemption price; (3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed; (4) the number of shares of Junior Preferred Stock held by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

                      (B) Each Holder of Junior Preferred Stock shall surrender to the Company the certificate or certificates representing his shares of Junior Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

                      (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the shares of Junior Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

          (f)  Voting Rights.

               (i) The Holders of shares of the Junior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (f)(ii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                       (ii) (A) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Junior Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, all shares of Junior Preferred Stock then outstanding.

                      (B) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities (other than the Senior Preferred Stock), or issue any additional shares of Senior Preferred Stock subsequent to the Preferred Stock Issue Date (other than in payment of dividends on the Senior Preferred Stock), without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                      (C) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) amend, alter or repeal any of the provisions of the Certificate of Incorporation or By-laws of the Company or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Junior Preferred Stock or of the holders thereof as such, (2) issue any additional shares of Junior Preferred Stock (other than in payment of dividends on the Junior Preferred Stock) or (3) consolidate or merge with or into (whether or not the Company is the surviving or resulting entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company (or of the Company and its Subsidiaries, taken as a whole) in one or more related transactions, to another corporation, Person or entity unless
               (x) all outstanding shares of Junior Preferred Stock will be redeemed upon consummation of such transaction or (y) (I) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (II) the Junior Preferred Stock shall (q) be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same preferences, powers, rights and privileges that the Junior Preferred Stock had immediately prior to such transaction or (r) if the Company is the surviving corporation in such transaction, remain outstanding with the same preferences, powers, rights and privileges as it had immediately prior to such transaction; and (III) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (without giving effect to any purchase accounting adjustments related to such transaction). Notwithstanding the foregoing, the mergers of Twin Laboratories Inc., Alvita Products, Inc., Twinlab Specialty Corporation, Twinlab Export Corp., and B. Bros. Realty Corporation into Natur- Pharma Inc., and the merger of Advanced Research Press, Inc. with Natur-Pharma II Inc., a wholly-owned subsidiary of Natur- Pharma Inc. (collectively, the "Mergers"), in each case in connection with the consummation of the Stock Purchase and Sale Agreement, dated as of March 5, 1996, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, TLG Laboratories Holding Corp., Natur-Pharma Inc., and Green Equity Investors II, L.P., shall be permitted. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Section 2.

                      (D) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends or distributions in Junior Securities to the holders of Junior Securities) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or
               (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options. Notwithstanding the foregoing provisions of this clause (D), the Company may, without the approval of the Holders of the Junior Preferred Stock, but subject to the provisions of paragraph (c)(v) of this Section 2, pay a dividend or distribution on Junior Securities in shares of the capital stock of Advanced Research Press, Inc., a New York corporation.

                      (E)     Except as set forth in paragraphs (f)(ii))(A),
               (f)(ii)(B) and (f)(ii)(C) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class or series, including any preferred stock, shall not in either case require the consent of Holders of Junior Preferred Stock and shall not in either case, unless not complying with paragraphs
               (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Junior Preferred Stock.

               (iii) In any case in which the Holders of shares of the Junior Preferred Stock shall be entitled to vote pursuant to this paragraph
          (f) or pursuant to Delaware law, each Holder of shares of the Junior Preferred Stock shall be entitled to one vote for each share of Junior Preferred Stock held.

          (g)  Change of Control Offer.

               Subject to contractual and other restrictions thereon, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Junior Preferred Stock to repurchase any or all of such Holder's shares of Junior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof, plus, without duplication, an amount equal to all accrued and unpaid dividends thereon (including an amount equal to the prorated dividend for the period from the Dividend Payment Date immediately prior to the date of repurchase to the date of repurchase), if any, to the date of repurchase (the "Change of Control Payment").

                      (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Junior Preferred Stock stating: (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all shares of Junior Preferred Stock duly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accrue dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, dividends on all shares of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue on the Change of Control Payment Date; (5) that Holders electing to have any shares of Junior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Junior Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Junior Preferred Stock are being repurchased only in part will be issued new shares of Junior Preferred Stock equal in liquidation preference to the unpurchased portion of the shares of Junior Preferred Stock surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in liquidation preference or an integral multiple thereof.

                      (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Junior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, and (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Junior Preferred Stock or portions thereof so tendered. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Junior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Junior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Junior Preferred Stock equal in liquidation preference to any unpurchased portion of such shares surrendered by such Holder, if any;

               provided, that each such certificate shall represent shares having a liquidation preference of $1,000 or an integral multiple thereof. The Company shall announce to its stockholders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                      (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Junior Preferred Stock in connection with a Change of Control.

          (h)  Conversion or Exchange

               The Holders of shares of Junior Preferred Stock shall not have any rights or obligations to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company or any other securities of the Company.

          (i)  Preemptive Rights.

               No shares of Junior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          (j)  Reissuance of Junior Preferred Stock.

               Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and, subject to the provisions of paragraph (f) of this Section 2, may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that such shares may not in any event be reissued as Senior Preferred Stock (other than in payment of dividends on Senior Preferred Stock) or as Junior Preferred Stock (other than in payment of dividends on Junior Preferred Stock).

          (k)  Business Day.

               If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (l)  Definitions.

               As used in this Section 2, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

               "Blechman Brothers" means Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman.

               "Board of Directors" means the Board of Directors of the Company.

               "Business Day" means any day other than a Legal Holiday.

               "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Certificate of Incorporation" means the Company's Certificate of Incorporation.

               "Change of Control" means (i) any merger or consolidation of New Twin or the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either New Twin or the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group," other than any Excluded Person or Excluded Persons, is or becomes the "beneficial owner" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" other than an Excluded Person or Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of New Twin then outstanding normally entitled to vote in elections of directors, provided that any "person or "group" will be deemed to "beneficially own" any Capital Stock of New Twin held by the Company so long as such person or group "beneficially owns," directly or indirectly, in the aggregate a majority of the Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Merger Date, individuals who at the beginning of any such 12-month period constituted the board of directors of either New Twin or the Company (together, in each case, with any new directors whose election by such board or whose nomination for election by the shareholders of New Twin was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of New Twin or the Company then in office, as applicable.

               "Company" means this corporation.

               "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the balance sheet of such Person and its consolidated Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is a Junior Security, determined in accordance with GAAP.

               "Disinterested Directors" means directors who are not Affiliates of LGP or Persons designated by Green Equity Investors II, L.P. ("GEI") and its affiliates pursuant to the Stockholders Agreement among GEI, the Blechman Brothers, Stephen Welling and the Company as in effect on the Preferred Stock Issue Date.

               "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to May 1, 2008.

               "Dividend Payment Date" means each February 1, May 1, August 1 and November 1 following the Preferred Stock Issue Date.

               "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               "Excluded Person" means collectively or individually Green Equity Investors II, L.P., David Blechman, Jean Blechman and the Blechman Brothers, and their respective Related Parties.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

               "Holder" means a Person in whose name a share of Junior Preferred Stock is registered.

               "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

               "Junior Preferred Stock" means the Company's 11.25% Junior Cumulative Preferred Stock.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

               "LGP" means Leonard Green & Partners, L.P.

               "Merger Date" means the date of the consummation of the Mergers.

               "New Twin" means Natur-Pharma Inc. (to be renamed Twin Laboratories Inc.), as such entity will exist from and after the consummation of the Mergers.

               "Outside Directors" means directors other than the Blechman Brothers, their parents or their descendants who are not officers or employees of the Company or of any of its Subsidiaries.

               "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

               "Preferred Stock Issue Date" means the date on which the Junior Preferred Stock is originally issued by the Company under this
          Section 1.

               "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1, and November 1 and ending on the day before the following Dividend Payment Date.

               "Redemption Date" with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Company.

               "Related Party" means (i) with respect to any Excluded Person,
          (A) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and (ii) only with respect to Green Equity Investors II, L.P. (and in addition to the persons described in the foregoing clause (i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof. For the purposes of this definition "control" of any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "SEC" means the Securities and Exchange Commission.

               "Senior Preferred Stock" means the Company's 14% Senior Cumulative Preferred Stock, par value $.01 per share, with a liquidation preference of $1,000 per share, consisting of 156,410 shares.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

               "Voting Stock" of any Person means the Capital Stock of such Person with voting power, under ordinary circumstances, to elect directors of such Person.

          (m)  Application  of Definitions.

               The definitions of terms in this Section 2 shall apply solely to such terms as used in this Section 2.

               FIFTH:    In furtherance and not in limitation of the powers
conferred by the laws of the State of Delaware:

               The Board of Directors shall have the right and is expressly authorized to adopt, amend, alter, change or repeal provisions of the By-Laws of the Company. In addition, the By-laws may be amended or repealed at any annual meeting of stockholders, or any special meeting of stockholders called for such purpose, by the affirmative vote of at least sixty percent (60%) of the total votes eligible to be cast on such amendment or repeal by holders of stock entitled to vote thereon; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by holders of stock entitled to vote thereon.

               SIXTH:    Whenever a compromise or arrangement is proposed
between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the GCL, or on the application of trustees in dissolution of or any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

               SEVENTH:

               (a) Except to the extent prohibited in Article 11.7 of the Stock Purchase and Sale Agreement dated as of March 5, 1996, as amended, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, the Company, Natur-Pharma Inc. and Green

Equity Investors II, L.P. (the "Purchase Agreement"), with respect to the Stockholder Indemnitors (as such term is defined in the Purchase Agreement), the Company shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL of the State of Delaware, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), indemnify each person who is or was a director or officer of the Company or of any of its wholly-owned subsidiaries at any time on or after May 7, 1996 who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that on or after such date he or she is or was a director, officer, employee or agent of the Company or of any of its subsidiaries, or is or was at any time on or after such date serving, at the request of the Company, as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties (with respect to any employee benefit plan or otherwise), and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article SEVENTH, the Company shall not be obligated to indemnify any person under this Article SEVENTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Company and was initiated by such person against (i) the Company or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Company or any of its subsidiaries and/or
(iii) any person or entity which controlled, is or was controlled by, or under common control with, the Company or has or had business relations with the Company or any of its subsidiaries.

               (b) The right to indemnification conferred in this Article SEVENTH shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Company or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Company the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the company.

               (c) The Company's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this Article SEVENTH shall arise, and all rights and protections granted to directors and officers under this Article SEVENTH shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

               (d) Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or the By-laws of the Company, no action by the Company, either by amendment to or repeal of this Article SEVENTH or the By-laws of the Company or otherwise shall diminish or adversely affect any right or protection granted under this Article SEVENTH to any director or right of protection granted under this Article SEVENTH to any director or officer or former director or officer of the Company or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

               (e) If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this Article SEVENTH is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

               (f) The right to indemnification of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

               (g) In addition to the persons specified in subsection (a) of this Article SEVENTH, the Company may indemnify all others persons to the fullest extent permitted by Delaware law.

               EIGHTH:

               (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

               (b) Election of directors need not be by written ballot unless the By-laws of the Company shall so provide.

               (c) Subject to such number of directors, if any, who may be elected by the holders of any series of Preferred Stock, the number of directors of the Company shall be as fixed from time to time by resolution duly adopted by the Board of directors, but in no event shall such number of directors be less than eight (8). Directors shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

               Notwithstanding the foregoing, whenever pursuant to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph A of Article FOURTH of this Second Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto.

               During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph A of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total number of directors of the Company shall be reduced accordingly.

               Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to remove any director whom such holders have the right to elect, any director or the entire Board of Directors (including persons elected by directors to fill vacancies in the Board of Directors) may be removed, with or without cause, by a majority of the votes eligible to be cast by stockholders entitled to vote at an election of directors.



               NINTH:    A director of the Company shall not be personally
liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL of the State of Delaware is amended after approval by the stockholders of this Article NINTH to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the GCL of the State of Delaware, as so amended. No amendment to or repeal of this Article NINTH shall adversely affect any right or protection of a director of the Company existing at the time of such amendment or repeal.

               TENTH:    The Company expressly elects not be governed by
Section 203 of the GCL.


          5. This Second Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware and it was duly adopted by the unanimous written consent of the stockholders in accordance with the provisions of Section 228 of the GCL.

          IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated Certificate of Incorporation to be signed by its President on this
       day of         , 1996.


                             TWINLAB CORPORATION



                             -----------------------------------